Exhibit 10.2
Amendment No. 2
To the Form of
Sensient Technologies Corporation
Amended and Restated Supplemental Executive Retirement Plan B
(Effective as of January 1, 2005)
     WHEREAS, Sensient Technologies Corporation (the “Company”) maintains the Sensient Technologies Corporation Supplemental Executive Retirement Plan B, effective as of January 1, 2005 (the “Plan”) for                                                              (the “Executive”);
     WHEREAS, the Company desires to amend the formula used to determine Executive’s benefit under the Plan;
     NOW THEREFORE, the Plan is hereby amended as follows:
     1. Section 4 is amended to add a new paragraph E. to read as follows:
     E. Tax Equalization Payment
An Executive (or his or her designated beneficiary) commencing benefits after January 1, 2010 shall receive a tax equalization payment if the aggregate Federal and state (net of Federal tax benefit) income tax rate in effect at the time of payment (the “Aggregate Tax Rate” or “ATR”) exceeds 45%. For this purpose, the Aggregate Tax Rate shall be calculated by applying the then highest marginal income tax rates applicable to the Executive and assuming that any state income taxes are deductible for Federal income tax purposes. The tax equalization payment shall be equal to the amount of the payment(s) under paragraph A, C or D (referred to as “P”), multiplied by the excess of the Aggregate Tax Rate over 45%; provided that if the Aggregate Tax Rate exceeds 55%, the tax equalization payment shall include a supplemental payment in addition to the tax equalization payment. In such event, the supplemental payment shall be equal to:
(P(.495) — P(ATR+.55)(1-ATR)), multiplied by (1/1-ATR).
The tax equalization payment (plus any supplemental payment) shall be paid at the same time as the payment(s) under paragraph A, C or D.
2. Section 4 is amended to add a new paragraph F. to read as follows:
F. Lump Sum Present Value
The discount rate used to calculate the lump sum present value of the Executive’s benefit shall be the rate for 30-year Treasury securities as published by the IRS on their website (http://www.irs.gov/retirement/article/0,,id=96450,00.html) for the latest month available at the time of the Executive’s retirement; provided that such rate shall not exceed 4.62% per annum (which was the rate in effect on April 6, 2010).
     IN WITNESS WHEREOF, this Amendment is duly executed as of the            day of                     , 20          .

SENSIENT TECHNOLOGIES CORPORATION
By:

ATTEST: